UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2012

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

______________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Appointment of Directors

On March 27, 2012 the Company retained the services of Coal Harbor Communications Inc., a Vancouver B.C. based Corporate Development and Communications firm, to provide market awareness and investor relations services.

Coal Harbor will assist the Company in building a broad base of relationships with private investors, analysts, investment funds, and brokers.

Coal Harbor will receive CDN $15,000 (plus HST) for the three months of the consulting contract with the Company and a grant of 250,000 stock options at USD $0.15 each as per the Company’s stock option plan, of which 125,000 will be vested immediately and 125,000 will vest on June 27th 2012.

The following are the recipients and the options granted:

Coal Harbor Communications Inc. 250,000

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the appointment is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Option Agreement
99.1	Press Release dated March 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2012

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director